UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): March 18, 2019

TRUE NATURE HOLDING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1355 Peachtree Street, Suite 1150

Atlanta, GA 30309

(Address of Principal Executive Offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sale and Issuance of Bridge Notes

On March 18, 2019 (the “First Power Up Issuance Date”), True Nature Holding, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “First Power Up SPA”) with Power Up Lending Group Ltd., a Virginia corporation (“Power Up”), pursuant to which Power Up agreed to purchase a Convertible Promissory Note (the “First Power Up Note”) in the principal amount of $43,000.00 (the “First Power Up Loan”). On or about March 18, 2019, the Company received an aggregate of approximately $40,000.00 in net proceeds in exchange for the sale of the First Power Up Note to Power Up.

The First Power Up Note entitles Power Up to 12% interest per annum and matures on January 30, 2020. In the event the Company prepays the First Power Up Note beginning on the First Power Up Issuance Date through the 180th day following the First Power Up Issuance Date, the Company must pay Power Up all of the outstanding principal and interest due plus a cash redemption premium ranging from 115% to 140%. After the 180th day following the First Power Up Issuance Date, there is no further right of prepayment by the Company.

Power Up has no right of conversion under the First Power Up Note for a period of 180 days commencing on the First Power Up Issuance Date. In the event the Company has not paid the First Power Up Loan in full prior to 180 days from the First Power Up Issuance Date, Power Up may convert all or a portion of the outstanding principal of the First Power Up Note into shares of the Company’s common stock (the “Common Stock”) at a price per share equal to 61% of the lowest closing price of the Common Stock during the 20 trading day period ending on the last complete trading day prior to the date of conversion. Power Up may not convert the First Power Up Note to the extent that such conversion would result in beneficial ownership by Power Up and its affiliates of more than 4.99% of the issued and outstanding Common Stock.

The First Power Up Note contains certain representations, warranties, covenants and events of default including if the Common Stock is suspended or delisted for trading on the OTC marketplace or if the Company is delinquent in its periodic report filings with the SEC. In the event of default, at the option of Power Up, it may consider the First Power Up Note immediately due and payable.

On March 27, 2019 (the “Second Power Up Issuance Date”), the Company entered into a Securities Purchase Agreement (the “Second Power Up SPA”) with Power Up, pursuant to which Power Up agreed to purchase a Convertible Promissory Note (the “Second Power Up Note”) in the principal amount of $53,000.00 (the “Second Power Up Loan”). On or about March 27, 2019, the Company received an aggregate of approximately $50,000.00 in net proceeds in exchange for the sale of the Second Power Up Note to Power Up.

The Second Power Up Note entitles Power Up to 12% interest per annum and matures on January 30, 2020. In the event the Company prepays the Second Power Up Note beginning on the Second Power Up Issuance Date through the 180th day following the Second Power Up Issuance Date, the Company must pay Power Up all of the outstanding principal and interest due plus a cash redemption premium ranging from 115% to 140%. After the 180th day following the Second Power Up Issuance Date, there is no further right of prepayment by the Company.

Power Up has no right of conversion under the Second Power Up Note for a period of 180 days commencing on the Second Power Up Issuance Date. In the event the Company has not paid the Second Power Up Loan in full prior to 180 days from the Second Power Up Issuance Date, Power Up may convert all or a portion of the outstanding principal of the Second Power Up Note into shares of the Company’s common stock (the “Common Stock”) at a price per share equal to 61% of the lowest closing price of the Common Stock during the 20 trading day period ending on the last complete trading day prior to the date of conversion. Power Up may not convert the Second Power Up Note to the extent that such conversion would result in beneficial ownership by Power Up and its affiliates of more than 4.99% of the issued and outstanding Common Stock.

The Second Power Up Note contains certain representations, warranties, covenants and events of default including if the Common Stock is suspended or delisted for trading on the OTC marketplace or if the Company is delinquent in its periodic report filings with the SEC. In the event of default, at the option of Power Up, it may consider the Second Power Up Note immediately due and payable.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the First Power Up Note, the Second Power Up Note, the First Power Up SPA, and the Second Power Up SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the First Power Up Note, the Second Power Up Note, the First Power Up SPA, and the Second Power Up SPA, filed as Exhibits 4.1, 4.2, 10.1, and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the individual and the Company; and (f) the recipient of the Securities is an accredited investor.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	12% Promissory Note, issued to Power Up Lending Group Ltd. on March 18, 2019
4.2	12% Promissory Note, issued to Power Up Lending Group Ltd. on March 27, 2019
10.1	Securities Purchase Agreement, dated March 18, 2019, by and between True Nature Holding Inc. and Power Up Lending Group Ltd.
10.2	Securities Purchase Agreement, dated March 27, 2019, by and between True Nature Holding Inc. and Power Up Lending Group Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING INC.

Date: April 15, 2019	By:	/s/ Jim Crone
Jim Crone
President and Chief Financial Officer